                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT dated as of July 25, 1996, is made and entered into by and among EDUTREK INTERNATIONAL, LTD., a Georgia corporation ("Purchaser"), and THOMAS J. BARNETTE, an individual residing in the State of Georgia ("Barnette") and PHILLIP J. MARKERT, an individual residing in the State of Georgia ("Markert")(Barnette and Markert being sometimes hereinafter individually referred to as a "Seller" and collectively as the "Sellers"). Capitalized terms not other-wise defined herein have the meanings set forth in
Section 13.1.

         WHEREAS, each of Sellers owns the respective number of shares of common stock, par value $1.00 per share, of American-European Corporation, a Georgia corporation ("AEC"), hereinafter set forth, constituting all issued and outstanding shares of capital stock of AEC (such shares being referred to herein as the "AEC Shares"): Barnette - 786.60 and Markert - 87.40; and

         WHEREAS, AEC and Mark Barnette ("MB") own the respective limited liability company interests of American European Middle East Co., a Georgia limited liability company ("AEMEC"), hereinafter set forth, constituting all of the limited liability company equity interests of AEMEC (such limited liability company equity interests being referred to herein as the "AEMEC Shares"): AEC - 85%, and MB - 15%; and

         WHEREAS, AEC and each of Sellers owns the respective number of shares of common stock, par value $1.00 per share, of American College in London, Ltd.,
U. S., a District of Columbia corporation ("ACIL"), hereinafter set forth, constituting all issued and outstanding shares .of capital stock of ACIL (such shares being referred to herein as the "ACIL Shares"): AEC - 799 Barnette -
180.9 and Markert - 20.1; and

         WHEREAS, Purchaser desires to purchase all of the AEC Shares and all of the ACIL Shares that are owned by either or both of the Sellers, thereby acquiring directly or indirectly all of the issued and outstanding stock of AEC and ACIL and eighty five percent (85%) of the limited liability company interests in AEMEC, and each of the Sellers desires to effect the same, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                     SALE OF SHARES, DISTRIBUTION OF INCOME,
                              AND OTHER AGREEMENTS


         1.1 Purchase and Sale. At the Closing on the terms and subject to the conditions set forth in this Agreement, each of Sellers agrees to sell to Purchaser, and Purchaser agrees to purchase from Sellers, (i) all of the AEC Shares, and (ii) all of the ACIL Shares that are not owned by AEC (the shares referenced in clauses (i) and (ii) hereinafter collectively referred to as the "Sellers' Shares").

         1.2 Purchase Price. The aggregate purchase price for the Sellers' Shares is $35,829,182 (the "Purchase Price") which will be dispersed to Barnette and Markert in accordance with the "Total Cash To Be




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Received" column set forth in Schedule 1.2 of this Agreement. Any Purchase Price funds to be dispersed to Sellers shall be payable in immediately available
United States funds in Atlanta, Georgia, at the Closing in the manner provided in Section 1.4. The Purchase Price will increase an additional $146,500 per week (prorated on a per diem basis for any partial week) if the Closing does not occur on or prior to August 30, 1996, as a result of the Purchaser's election to extend the Closing Date for any reason other than an extension (i) elected pursuant to Section 4.16, or (ii) required solely as a result of the Sellers' failure to fulfill, for any reason (other than as set forth in the following sentence), all of the conditions precedent to Purchaser's obligation to close, as expressly set forth in Article VI of this Agreement. The parties hereto acknowledge and agree that clause (ii) of the preceding sentence shall not apply under circumstances where, despite the Sellers' compliance with Section 4.1, a condition precedent to Closing has not been fulfilled due to a third party's refusal or failure to provide its required consent or to otherwise take any action required to fulfill such condition precedent.

         1.3 Tax Related Purchase Price Adjustments. If between the date hereof and the Closing, the Code shall be amended to effect a reduction in the Tax payable on capital gains, then the Purchase Price referenced in Section 1.2 above shall be reduced by the amount of all Tax savings resulting to the Sellers from such capital gains tax reduction. Similarly, if after the Closing (but effective no later than January 1, 1997) the Code is amended to reduce the capital gains Tax applicable to the transactions effected pursuant to this Agreement, the Purchase Price set forth in subparagraph (b) above shall be reduced by one half of the amount of Tax savings resulting to the Sellers from such capital gains Tax reduction, and the Sellers shall refund such amount to Purchaser, without notice or demand, within ten (10) Business Days after the effective date of such amendment. Any dispute regarding the implementation of this Section 1.3(b) shall be settled by mutual agreement of the Purchaser's accountants and the Sellers' accountants, and in the absence of such agreement, in accordance with the procedures set forth in Section 13.14 hereof.

         1.4 Closing. The Closing will take place at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326, or at such other place as Purchaser and Sellers mutually agree, at 10:00 A.M. local time, on or before August 30, 1996, or such later date as may be designated by Purchaser at its election (but no later than September 30, 1996); subject, however, to such further extensions as may arise pursuant to Section
4.16 (the "Closing Date"). At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such account as Sellers may reasonably direct by written notice delivered to Purchaser by Sellers at least two (2) Business Days before the Closing Date. Simultaneously, Sellers will assign and transfer to Purchaser good and valid title in and to the Sellers' Shares, free and clear of all Liens, by delivering to Purchaser certificates representing the AEC Shares and ACIL Shares, in genuine and unaltered form, duly endorsed in blank. At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other Contracts, documents and instruments to be delivered under Articles VI and VII. The parties will endeavor in good faith to cause the Closing to occur by August 30, 1996.

         1.5 Distributions.

             (a) At the Closing, the parties shall cause the Companies to sell to Barnette, and Barnette to purchase from the Companies, for $731,120 (as reflected on Schedule 1.2 of the Agreement) those certain assets identified as items 22-28 on Schedule 1.2 of this Agreement (and as more particularly described on Schedule 1.5(a) of this Agreement). The parties acknowledge and agree that the payment of $731,120 is inclusive of the sales tax, if any, that is due with respect to such transaction. In addition, at the Closing, the parties shall cause the Companies to distribute to Barnette the balance of any other assets set forth on Schedule 1.5(a), together with an amount equal to one half of that certain deposit maintained by AEC with the Internal Revenue Service as required by Internal Revenue Code ss. 7519, and AEC shall retain all of such


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deposit upon its return by the Internal Revenue Service. All of the assets sold or distributed to Barnette pursuant to this Section 1.5(a) shall be so sold or distributed free and clear of any and all liens and encumbrances, except as set forth on Schedule 1.2 or Schedule 1.5(a). Any distribution of a lease or other contractual obligation referenced in Schedule 1.5(a) shall be effected pursuant to an assignment of the same with (i) appropriate third party consent, if required pursuant to such lease or other contractual arrangement, and (ii) to the extent possible, upon the parties' use of their best efforts to obtain such result, a release of the Companies from any continuing obligations under the lease or other contract so assigned.

                  (b) For purposes of this Agreement, the Companies' net operating profit for the period of October 1, 1995, through May 31, 1996 shall be deemed to be $5,813,092 (the "Net Operating Profit") which amount shall be binding on the parties hereto for purposes of this Agreement. On or prior to Closing AEC shall distribute to Sellers all of the Net Operating Profit not previously distributed to Sellers prior to the date hereof. The parties agree that all distributions taken or received by either of the Sellers from any of the Companies on or after October 1, 1995 shall be deemed distributions of the Net Operating Profit. Set forth in Schedule 1.5(b) is a list of all of the Net Operating Profit which has been distributed to either or both of the Sellers on or prior to the date hereof. Each Seller represents and warrants that as to himself, the distributions listed in Schedule 1.5(b) are accurate and complete as of the date hereof, and that such distributions represent all of the distributions that have been taken with respect to the Net Operating Profit. Both of the Sellers agree that from the date hereof until the Closing, Sellers shall make no further distributions of Net Operating Profit without promptly providing Purchaser with all relevant information relating to such distribution, including the account from which such distribution was taken, the amount of such distribution and a copy of the relevant check. In no event shall Sellers take any distributions in excess of the Net Operating Profit or any distribution of Net Operating Profit within five (5) days of the Closing Date. At the Closing, Sellers shall deliver to Purchaser an affidavit in form and substance reasonably acceptable to Purchaser and its legal counsel in which each Seller sets forth, and confirms the accuracy and completeness of, a list of all distributions of Net Operating Profit taken by Sellers prior to the Closing. If despite the prohibitions set forth herein it should be determined that the Sellers received distributions in excess of the Net Operating Profit, then an amount equal to such excess shall be deducted from the Purchase Price or, if such determination occurs within thirty (30) days after the Closing (and the Sellers are so notified within such thirty (30) day period), an amount equal to such excess shall be refunded to AEC without application of the Basket Amount limitations referenced in Section 10.4. The parties further acknowledge and agree that, as described in Section 5.4 hereof, Barnette has initiated certain other business ventures. The parties agree that the use of Company assets in connection with these ventures (including, but not limited to, the use of AEC's airplanes), and the value of any services provided by Company personnel in connection with such ventures, shall not be considered as a "distribution" of Net Operating Profit or otherwise for purposes of this Agreement. It is the intention of the parties hereto that "distributions," for purposes hereof, shall only include cash distributions from any of the Companies to either of the Sellers, distributions of evidence of Indebtedness from any of the Companies to either of the Sellers, and actual transfers of title or other ownership interest from any of the Companies to either of the Sellers, in the case of assets other than cash.

                  (c) At the Closing, the Sellers shall pay to the Companies or the appropriate third parties, as the case maybe, the amounts necessary to discharge the Indebtedness or expenses reflected as items 12, 13, 14, 15 and 17 of Schedule 1.2 of this Agreement. The Sellers acknowledge that they are solely responsible for paying to the appropriate governmental authority an amount necessary to pay the taxes which are the subject of item 16 of Schedule 1.2 of this Agreement. The parties acknowledge and agree that the amounts reflected in
Schedule 1.2 for such Indebtedness, expenses and taxes are only estimates and are not a limitation on the Sellers' obligations with respect to the payment of the same.


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         1.6 NationsBank Loan. The parties hereto acknowledge and agree that pursuant to that certain letter agreement, dated June 27, 1996, as amended by that certain letter agreement, dated July 11, 1996, a copy of which is attached hereto as Exhibit A, Steve Bostic, principal officer, director, and shareholder of Purchaser, has arranged for NationsBank to loan AEC the sum of $500,000 (as so amended, the "Letter Agreement"). The terms of the Letter Agreement are hereby incorporated by this reference into this Agreement, and the parties hereby confirm and ratify the Letter Agreement and hereby agree to comply fully with the same.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller, severally and not jointly, represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, the matters set forth below. Neither Seller makes any representation or warranty with regard to the other Seller or the ownership interest in the Companies of the other Seller.

         2.1 Authority of Sellers. Each Seller warrants and represents that he has the full right, power, legal capacity, and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) his Sellers' Shares; that he has duly and validly executed and delivered this Agreement and constitutes, and upon his execution and delivery of the Operative Agreements to which such Seller is a party, such Operative Agreements will constitute legal, valid, and binding obligations of such Seller enforceable against such Seller in accordance with their terms.

         2.2 Organization of AEC. AEC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Schedule 2.2 of the Disclosure Schedule lists all lines of business in which AEC is participating or is engaged. AEC is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Schedule
2.2 of the Disclosure Schedule, which to the Knowledge of each Seller are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by AEC to be qualified, licensed or admitted and in good standing can, in the aggregate, be eliminated without material cost or expense by AEC becoming qualified or admitted and in good standing. The name of each director and officer of AEC on the date hereof, and the position with AEC held by each, are listed in Schedule 2.2 of the Disclosure Schedule. Sellers have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the articles of incorporation and by-laws or other comparable corporate charter documents of AEC as in effect on the date hereof.

         2.3 Organization of AEMEC. AEMEC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Georgia, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.
Schedule 2.3 of the Disclosure Schedule lists all lines of business in which AEMEC is participating or is engaged. AEMEC is duly qualified, licensed or admitted to do business and is in good standing only in the State of Georgia, which to the Knowledge of each Seller is the only jurisdiction in the United States in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those in which the adverse effects of all such failures by AEMEC to be qualified, licensed or admitted and in good standing can, in the aggregate, be


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eliminated without material cost or expense by AEMEC becoming qualified or admitted and in good standing. The name of each member, manager and officer of AEMEC on the date hereof, and the position with AEMEC held by each, are listed in Schedule 2.3 of the Disclosure Schedule. Sellers have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the Articles of Organization and Operating Agreement of AEMEC as in effect on the date hereof.

         2.4 Organization of ACIL. ACIL is a corporation duly organized, validly existing and in good standing under the Laws of the District of Columbia, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.
Schedule 2.4 of the Disclosure Schedule lists all lines of business in which ACIL is participating or is engaged. ACIL is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Schedule 2.4 of the Disclosure Schedule, which to the Knowledge of each Seller are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by ACIL to be qualified, licensed or admitted and in good standing can, in the aggregate, be eliminated without material cost or expense by ACIL becoming qualified or admitted and in good standing: The name of each director and officer of ACIL on the date hereof, and the position with ACIL held by each, are listed in Schedule 2.4 of the Disclosure Schedule. Sellers have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the articles of incorporation and by-laws or other comparable corporate charter documents of ACIL as in effect on the date hereof.

         2.5 Capital Stock. The authorized capital stock of AEC consists solely of five hundred thousand (500,000) shares of common stock, of which only the AEC Shares have been issued. The authorized capital stock of ACIL consists solely of One Million (1,000,000) shares of common stock, of which only the ACIL Shares have been issued The AEC Shares and ACIL Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Except as set forth in
Schedule 2.5 of the Disclosure Schedule, each Seller owns the AEC Shares set opposite his name, beneficially and of record, free and clear of all Liens. AEC and each Seller owns the ACIL Shares, beneficially and of record, free and clear of all Liens, as set forth in Schedule 2.5 of the Disclosure Schedule. Except for the equity interests of MB in AEMEC and MB's rights as a member of AEMEC, AEC owns all the AEMEC Shares, beneficially and of record, free and clear of all Liens, as set forth in Schedule 2.5 of the Disclosure Schedule. Except for this Agreement, there are no outstanding Options with respect to the Companies or AEMEC.

         2.6 Subsidiaries. Schedule 2.6 of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Schedule 2.6 of the Disclosure Schedule, and to the Knowledge of each Seller has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. To the Knowledge of each Seller each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Schedule 2.6 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by a Subsidiary to be qualified, licensed or admitted and in good standing can, in the aggregate, be eliminated without material cost or expense by such Subsidiary becoming qualified, licensed or admitted and in good standing. Schedule 2.6 Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in Schedule 2.6 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and


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are owned, beneficially and of record, by AEC, ACIL or Subsidiaries wholly owned by AEC, ACIL free and clear of all Liens. Except as disclosed in Schedule 2.6 of the Disclosure Schedule, there are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in
Schedule 2.6 of the Disclosure Schedule. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

         2.7 No Conflicts. Each Seller warrants and represents only as to himself that the execution and delivery by such Seller of this Agreement does not, and the execution and delivery by such Seller of the Operative Agreements to which he is a party, the performance by such Seller of his respective obligations under this Agreement and such Operative Agreements to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby will not to the Knowledge of each Seller:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws, Articles of Organization or Operating Agreement (or other comparable corporate charter documents) of any of the Companies;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 2.8 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Georgia, California, District of Columbia, and United States of America Law or Order applicable to any of the Companies or any of their respective Assets and Properties; or

                  (c) except as disclosed in Schedule 2.7 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require such Seller or any of the Companies to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon such Seller or any of the Companies or any of their respective Assets and Properties under, any Contract or License to which such Seller or any of the Companies is a party or by which any of their respective Assets and Properties is bound, which violation, breach, failure to obtain consent, right of termination, right of acceleration, or lien would, individually or in the aggregate, have a material adverse affect upon the business or assets of any or all of the Companies.

         2.8 Governmental Approvals and Filings. Except as disclosed in
Schedule 2.8 of the Disclosure Schedule, to the Knowledge of each Seller no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of a Seller or any of the Companies is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which he is a party or the consummation of the transactions contemplated hereby or thereby.

         2.9 Books and Records. The minute books and other similar records of the Companies as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Companies. The stock transfer ledgers and other similar records of the Companies as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers since September 30, 1991, to the date


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hereof in the capital stock of the Companies. Except as set forth in Schedule
2.9 of the Disclosure Schedule, neither AEC nor any of the Companies has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Companies.

         2.10 Financial Statements. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of the following financial statements:

                  (a) the audited combined balance sheet of AEC and its Subsidiaries as of May 31, 1995, and for the five (5) preceding fiscal years, and the related audited combined statement of income, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Smith & Howard, P.C. (with respect to the reports for the fiscal years ended May 31, 1995, and May 31, 1994) and Williams, Benator and Libby (with respect to the prior reports) with respect to the results of such audits (collectively, the "Audited Financial Statements"); and

                  (b) the unaudited combined balance sheet of AEC and its Subsidiaries as of May 31, 1996, and the related unaudited combined statements of operations, stockholders' equity and cash flows for the period from October 1, 1995, through May 31, 1996 (the "Unaudited Financial Statements").

Except as set forth in the notes thereto and as disclosed in Schedule 2.10 of the Disclosure Schedule:

                           (i)      all such Audited Financial Statements
were prepared as stated in the applicable auditors' reports in accordance with GAAP;

                           (ii)     the Unaudited Financial Statements were
prepared consistent with prior unaudited fiscal year-end (i.e., May 31) reports;

                           (iii)    all such financial statements fairly present
the combined financial condition and results of operations of such of the Companies as are covered thereby as of the respective dates thereof and for the respective periods covered thereby, except for customary year-end adjustments that may be required to be made by AEC's independent public accountants to the Unaudited Financial Statements; and

                           (iv)     all such financial statements were compiled
from the Books and Records of the Companies regularly maintained by the Companies and used to prepare the financial statements of the Companies in accordance with the principles stated therein. To the Knowledge of each Seller, except as set forth in Schedule 2.10 of the Disclosure Schedule, the Companies have maintained their respective Books and Records in a manner sufficient to permit the preparation of audited financial statements in accordance with GAAP, such Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Companies and the Books and Records provided a fair and accurate basis for the preparation of the Audited Financial Statements and the Unaudited Financial Statements.

         2.11 Absence of Changes. Since the unaudited balance sheet of May 31, 1996, there has not been, to the Knowledge of each Seller, any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Companies. Without limiting the foregoing, to the Knowledge of each Seller, except as disclosed in Schedule 2.11 of the Disclosure Schedule, there has not occurred between May 31, 1996, and the date hereof:



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



                  (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock or limited liability company interests of any of the Companies, other than advances and distributions to Sellers that are expressly provided for in this Agreement, or any direct or indirect redemption, purchase or other acquisition by any of the Companies of any such capital stock or limited liability company interests of or Option with respect to any of the Companies;

                  (b) any authorization, issuance, sale or other disposition by any of the Companies of any shares of capital stock or limited liability company interests of or Option with respect to any of the Companies, or any modification or amendment of any night of any holder of any outstanding shares of capital stock or limited liability company interests of or Option with respect to any of the Companies;

                  (c) any increase in the salary, wages or other compensation of any officer, employee or consultant of any of the Companies whose annual salary is, or after giving effect to such change would be, $40,000 or more, which increases would, in the aggregate, exceed $50,000 and other than as set forth in the Companies' operating budget heretofore provided Purchaser; any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which any of the Companies reasonably believed to be the least costly was chosen;

                  (d) any increase of Indebtedness of the Companies in excess of the aggregate Indebtedness set forth on the unaudited balance sheet of May 31, 1996 (as reduced by the regularly scheduled amortized payments with respect to the same) except as permitted pursuant to the further terms of this Agreement; any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of any of the Companies under, any Indebtedness of or owing to any of the Companies; and such Indebtedness will not be increased through the Closing, except for the $500,000 loan described in Section 1.6 of this Agreement and/or to make the distributions to Sellers at or before the Closing as contemplated herein;

                  (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of any of the Companies in an aggregate amount exceeding $50,000;

                  (f) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of any of the Companies, or (y) any method of calculating any bad debt, contingency or other reserve of any of the Companies for accounting, financial reporting or Tax purposes, or any change in the fiscal year of any of the Companies;

                  (g) any write-off, write-down or write-up of or any determination to write-off, write-down or write-up any of the Assets and Properties of any of the Companies in an aggregate amount exceeding $50,000, other than normal year-end adjustments that may be required to be made to the Unaudited Financial Statements or that may be required to be made by AEC's independent public accountants pursuant to their audit of the fiscal year ended May 31, 1996, including, by way of example, the customary year-end adjustment to the student contract receivables account to be made as of May 31, 1996;

                  (h) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of any of the Companies, other than in the ordinary course of business consistent with past practice;

                  (i) any amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of any of the Companies, recapitalization, reorganization, liquidation or dissolution of any of the Companies, or merger or other business combination involving any of the Companies and any other Person;

                  (j) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.19(a) or provided to Purchaser in accordance with Section 2.16(d) or (B) any material License held by any of the Companies;

                  (k) capital expenditures or commitments (including any capitalized leases) for additions to property, plant or equipment of the Companies constituting capital assets in an aggregate amount exceeding $100,000 per month;

                  (l) any commencement or termination by any of the Companies of any line of business;

                  (m) any transaction by any of the Companies with a Seller, any officer, director, Affiliate (other than any of the Companies) or Associate of a Seller or any Associate of any such officer, director or Affiliate outside the ordinary course of business except consistent with past practice or other than on an arm's-length basis, other than pursuant to any Contract in effect on May 31, 1996, and disclosed pursuant to Schedule 2.20 of the Disclosure Schedule; or

                  (n) any entering into of a Contract to do or engage in any of the foregoing after the date hereof.

         2.12 No Undisclosed Liabilities. Except as reflected or reserved against in the Unaudited Financial Statements, or as disclosed in Schedule 2.12 of the Disclosure Schedule, to the Knowledge of each Seller there are no Liabilities against, relating to or affecting any of the Companies or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice.

         2.13     Taxes.

                  (a) Each of the Companies has filed all Tax Returns that it was required to file. To the Knowledge of each Seller all such Tax Returns were correct and complete in all respects, and all Taxes owed by any of the Companies have been paid or provision for payment thereof has been made. None of the Companies currently is the beneficiary of any extension of time within which to file any Tax Return. To the Knowledge of each Seller, no claim has ever been made by an authority in a jurisdiction where any of the Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. To the Knowledge of each Seller, there are no Liens on any of the Assets and Properties of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) To the Knowledge of each Seller each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, or provision for payment thereof has been made and is reflected in the Unaudited Financial Statements.

                  (c) To the Knowledge of each Seller there is no dispute or claim concerning any Tax Liability of any of the Companies. Schedule 2.13 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Companies for taxable periods ended on or after September 30, 1993, and indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies since September 30, 1993.

                  (d) None of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) None of the Companies has filed a consent under Code ss. 341(f) concerning collapsible corporations. None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss. 280G. None of the Companies has been a United States real property holding corporation within the meaning of Code ss. 897(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). None of the Companies is a party to any tax allocation or sharing agreement. None of the Companies has been a member of an affiliated group filing, a consolidated federal income Tax Return (other than a group the common parent of which was AEC) or has any Liability for the Taxes of any Person (other than any of the Companies) under Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Except as set forth on Schedule 2.13 of the Disclosure Schedule, the unpaid Taxes of the Companies did not, as of May 31, 1996, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the May 31, 1996, Unaudited Financial Statements and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies in filing their Tax Returns.

                  (g) No tax is required to be withheld pursuant to Code ss. 1445 as a result of any of the transfer contemplated by this Agreement and Sellers will provide certificates to Purchaser documenting the foregoing.

                  (h) Except as set forth on Schedule 2.13 of the Disclosure Schedule, for all periods after September 30, 1991:

                           (i)      for federal and state income tax purposes,
AEC has been and will be (through the Closing Date but not thereafter) taxable as an S corporation as such term is defined in Code ss. 1361(a)(1), and comparable provisions of applicable state law. AEC has provided to the Purchaser complete and accurate copies of its election to be taxed as an S corporation for federal income tax purposes (together with copies of any state election required to be so taxed for state income tax purposes) and copies of the IRS's notice of acceptance of the election of AEC to be taxed as an S corporation for federal (or state, as applicable) income tax purposes;

                           (ii)     there is, to the Knowledge of each Seller,
no basis upon which the AEC's election to be so taxed could be denied or revoked for federal or state purposes prior to Closing, and AEC has not been taxable or has not taken the position that it was taxable as other than an S corporation in any jurisdiction.

                  (i) To the Knowledge of each Seller, AEMEC qualifies as a partnership for federal income tax purposes, and none of AEMEC, AEC or such Seller have taken any position inconsistent with such treatment.

         2.14 Legal Proceedings. Except as disclosed in Schedule 2.14 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of each Seller, threatened against, relating to or affecting such Seller, any of the Companies or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or if determined-adversely to a Seller, or any of the Companies, could reasonably be expected to result in (x) any injunction or other equitable relief against any of the Companies that would interfere in any material respect with its business or operations or (y) Losses by any of the Companies;

                  (b) there are no facts or circumstances Known to a Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                  (c) there are no Orders outstanding against any of the Companies.

Prior to the execution of this Agreement, Sellers have delivered to Purchaser all responses of counsel for the Companies to auditors' requests for information delivered in connection with the Audited Financial Statements for May 31, 1995 (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting any of the Companies.

         2.15 Compliance with Laws and Orders. To the Knowledge of each Seller and except as disclosed in Schedule 2.15 of the Disclosure Schedule, none of the Companies is or has at any time within the last five (5) years been, or has received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to any of the Companies or any of their respective Assets and Properties.

         2.16     Benefit Plans; ERISA.

                  (a) The Sellers have heretofore delivered to Purchaser true and complete copies of each of the Companies' Benefit Plans, which Plans are listed on Schedule 2.16 of the Disclosure Schedule, and have made copies of all related documentation (such as summary plan descriptions, annual reports, trust agreements, determination letters, audit reports, and domestic relations orders) available for review by Purchaser and its representatives. Except as set forth in Schedule 2.16 of the Disclosure Schedule, none of the Companies has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted.

                  (b) Except as set forth on Schedule 2.16 of the Disclosure Schedule, to the Knowledge of each Seller none of the Companies maintains or is obligated by Law to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

                  (c) Except as set forth in Schedule 2.16 of the Disclosure Schedule, each Benefit Plan covers only employees who are employed by one or more of the Companies (or former employees or beneficiaries with respect to service with one or more of the Companies), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

                  (d) None of the Companies, nor any ERISA Affiliate or any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

                  (e) To the Knowledge of each Seller, each of the Benefit Plans is, and its administration is and has been since inception, and except as set forth in Schedule 2.16 of the Disclosure Schedule, in all material respects in compliance with, and none of the Companies has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of
Section 401(k) of the Code. To the Knowledge of each Seller, each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

                  (f) To the Knowledge of each Seller, neither of the Sellers nor any of the Companies is in default in performing any of his or its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. To the Knowledge of each Seller, all contributions and other payments required to be made by a Seller, any of the Companies to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. To the Knowledge of each Seller, there are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                  (g) To the Knowledge of each Seller, no event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which any of the Companies, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

                  (h) To the Knowledge of each Seller, no transaction contemplated by this Agreement will result in liability to the PBGC under Sections 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or
otherwise, with respect to any of the Companies, or any corporation or organization controlled by or under common control with the Companies within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could: reasonably be expected to result in any such liability with respect to any of the Companies or any such corporation or organization; no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan; no termination reestablishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan; no Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

                  (i) To the Knowledge of each Seller, no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

                  (j) To the Knowledge of each Seller, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonable be expected to result in liability on the part of any of the Companies or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

                  (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

                  (l) To the Knowledge of each Seller, the fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of each Seller, there have been no material changes in such values since said date.

         2.17     Real Property.

                  (a) Sellers have previously delivered to Purchaser true and correct copies of each lease of real property entered into by any of the Companies (as lessor or lessee) and all amendments thereto, which Leases are listed on Schedule 2.17 of the Disclosure Schedule. None of the Companies owns fee title to any real property.

                  (b) The Companies have adequate rights of ingress and egress with respect to such leased real property and all buildings, structures, facilities, fixtures and other improvements thereon. To the Knowledge of each Seller, none of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance), except as set forth in Schedule 2.17 of the Disclosure Schedule.

                  (c) To the Knowledge of each Seller, each of the Companies has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. To the Knowledge of each Seller, each lease referred to in the first sentence of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of each of the Companies that is a party thereto, and except as set forth in Schedule 2.17 of the Disclosure Schedule, there is no, and none of the Companies has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder; however, said leases are assigned to National Westminister Bank, PLC, as collateral security for the indebtedness owed to said bank. None of the Companies owes any brokerage commissions with respect to any such leased space.

                  (d) Sellers have delivered to Purchaser prior to the execution of this Agreement true and complete copies of all leasehold title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property leased by the Companies, if any.

                  (e) To the Knowledge of each Seller, except as disclosed in
Schedule 2.17 of the Disclosure Schedule, the improvements on the real property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and, to the Knowledge of each Seller, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

         2.18     Tangible Personal Property; Investment Assets.

                  (a) To the Knowledge of each Seller and except as disclosed on
Schedule 2.18 of the Disclosure Schedule, each of the Companies is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in the May 31, 1996, Unaudited Financial Statements and tangible personal property acquired since May 31, 1996, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in
Schedule 2.18 of the Disclosure Schedule, and, other than tangible, personal property not currently in use in the operation of the business, is in good working order and condition, ordinary wear and tear excepted. In no event shall the representations and warranties contained in this Section 2.18 be construed as applying for the personal property that will be distributed to either of the Sellers in connection with the transactions contemplated herein.

                  (b) Schedule 2.18 of the Disclosure Schedule describes each Investment Asset owned by any of the Companies on the date hereof. Except as disclosed in Schedule 2.18 of the Disclosure Schedule, all such Investment Assets are owned by each of the Companies free and clear of all Liens other than Permitted Liens.

         2.19     Intellectual Property Rights.

                  (a) The Companies utilize and have utilized in the past numerous computer software programs in the administration and the day-to-day conduct of their businesses. Sellers believe that, from time to time, some staff members, faculty members and students use computer software programs in their classes which have not been licensed by, and thus not officially authorized by, the Companies, and Sellers make no warranties and representations with respect to such software programs. To the Knowledge of each Seller, the Companies have in recent years obtained contracts or consents to use substantially all the computer software which the Companies believe are currently in use by the Companies. None of such software will be removed from the Companies by Sellers, either prior to or after the Closing, without the prior written approval of Purchaser.

                  (b) To the Knowledge of each Seller, all other Intellectual Property used in the conduct of the business of any of the Companies is owned or validly licensed by the Companies. Subject to the qualifications set forth in
Section 2.19(a), Schedule 2.19 of the Disclosure Schedule sets forth all trademarks, trade names, patents and, to the Knowledge of each Seller, a summary description of any other Intellectual Property used by the Companies.

                  (c) To the Knowledge of each Seller, except as disclosed in
Schedule 2.19 of the Disclosure Schedule and subject to the qualifications set forth in Section 2.19(a), (i) each of the Companies has the exclusive right to use the intellectual Property owned by the Companies, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by any of the Companies to maintain their validity or effectiveness, (iii) none of the Companies is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property, (iv) to the Knowledge of each Seller, no such Intellectual Property is being infringed by any other Person, and (v) there are no restrictions on the direct or indirect transfer of any Contract, or interest therein, held by any of the Companies in respect of such Intellectual Property which gives rise to the rights of any of the Companies to use such Intellectual Property which would be implicated by the consummation of this Agreement. Neither Seller nor any of the Companies has received notice that any of the Companies is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of each Seller, has been made to such effect that has not been resolved and, to the Knowledge of each Seller, none of the Companies is infringing any Intellectual Property of any other Person.

         2.20     Contracts.

                  (a) Schedule 2.20 of the Disclosure Schedule contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which any of the Companies is a party or by which any of their respective Assets and Properties is bound:

                           (i)      (A)     all written or unwritten Contracts
which involve the payment or potential payment, pursuant to the terms of any such Contract, by or to any of the Companies of more than $50,000 annually (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract, and (B) any written (or unwritten representations made by Thomas J. Barnette) representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of any of the Companies to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee;

                           (ii)     all Contracts with any Person containing any
provision or covenant prohibiting or limiting the ability of any of the Companies to engage in any business activity or compete with any Person or, except as provided in Section 4.11, prohibiting or limiting the ability of any Person to compete with any of the Companies;

                           (iii)    all partnership, joint venture,
shareholders' or other similar Contracts with any Person whether written or unwritten;

                           (iv)     all Contracts relating to Indebtedness of
any of the Companies, except loans secured by life insurance contracts to be transferred to either Seller at Closing, which loans will be assumed by the appropriate Seller;

                           (v)      all written or unwritten Contracts with
distributors, dealers, representatives, sales agencies or franchisees which involve the payment or potential payment, pursuant to the terms of any such Contract, by or to any of the Companies of more than $50,000 annually;

                           (vi)     all written or unwritten Contracts relating
to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

                           (vii)    all written or unwritten Contracts between
or among any of the Companies, on the one hand, and a Seller, any officer, director, Affiliate (other than any of the Companies) or Associate of a Seller or any Associate of any such officer, director or Affiliate, on the other hand;

                           (viii)   all collective bargaining or similar labor
Contracts;

                           (ix)     all Contracts that (A) limit or contain
restrictions on the ability of any of the Companies to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any business combination or (B) require any of the Companies to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                           (x)      all other Contracts (other than Benefit
Plans, leases listed in Schedule 2.17 of the Disclosure Schedule and insurance policies listed in Schedule 2.22 of the Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to any of the Companies of more than $50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to any of the Companies.

                  (b) To the Knowledge of each Seller, each Contract required to be disclosed in Schedule 2.20 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement of the Company which is a party to such contract and enforceable against such Company in accordance with its terms; and except as disclosed in Schedule 2.20 of the Disclosure Schedule to the Knowledge of each Seller none of the Companies nor any other party to such Contract is, or has received, written notice that it is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

         2.21 Licenses. To the Knowledge of each Seller, Schedule 2.21 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of any of the Companies (and all pending applications for any such Licenses), setting forth the licensor, the licensee, and the expiration and renewal date of each. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of all such Licenses. To the Knowledge of each Seller, except as disclosed in Schedule 2.21 of the Disclosure Schedule:

                  (a) each of the Companies owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

                  (b) each License listed in Schedule 2.21 of the Disclosure Schedule is in full force and effect;

                  (c) none of the Companies is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License; and

                  (d) no Governmental or Regulatory Authority has initiated any Actions or Proceedings or threatened to initiate any Actions or Proceedings with respect to any such License, or restricted or limited or threatened to restrict or limit the right of any of the Companies to participate in any program administered or regulated by such Governmental or Regulatory Authority, and no basis therefor is Known to a Seller.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, neither Seller makes any representations nor warranties with respect to any license requirements applicable to the operation of the American University in Dubai.

         2.22 Insurance. To the Knowledge of each Seller, Schedule 2.22 of the Disclosure Schedule contains a summary of insurance policies currently in effect and maintained by the Companies as provided the Companies by a carrier or insurance broker, which policies have been issued to any of the Companies or have been issued to any Person (other than any of the Companies) for the benefit of any of the Companies. The insurance coverage provided by any of the policies issued to the Companies will not terminate or lapse by reason of the transactions contemplated by this Agreement. To the Knowledge of each Seller, each policy listed in Schedule 2.22 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and none of the Companies nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. To the Knowledge of each Seller, the insurance policies listed in Schedule 2.22 of the Disclosure Schedule, are believed to be in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. None of the Companies nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this
Schedule is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         2.23 Affiliate Transactions. To the Knowledge of each Seller, except as set forth in the May 31, 1996, Unaudited Financial Statements, or in
Schedule 2.23 of the Disclosure Schedule, (i) there are no Liabilities between any of the Companies, on the one hand, and a Seller, any officer, director, Affiliate (other than any of the Companies) or Associate of a Seller or any Associate of any such officer, director or Affiliate, on the other, (ii) neither of the Sellers nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services of facilities to any of the Companies, and (iii) none of the Company provides or causes to be provided any assets, services or facilities to a Seller or any such officer, director, Affiliate or Associate.

         2.24     Employees; Labor Relations.

                  (a) Section 2.24 of the Disclosure Schedule contains a true and accurate list of the name of each officer and employee of the Companies having an annual W-2 base salary or wages of at least $40,000 at the date hereof, together with each such person's annual base salary or wages and any incentive or bonus arrangement with respect to such person for such period. No Seller has received any information that would lead him to believe that a material number of such persons will or may cease to be employees because of the consummation of the transactions contemplated by this Agreement.

                  (b) To the Knowledge of each Seller, except as disclosed in
Schedule 2.24 of the Disclosure Schedule, no employee of any of the Companies is presently a member of a collective bargaining unit, and there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of any of the Companies, no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against any of the Companies before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority, and there has been no work stoppage, strike or other concerted action by employees of any of the Companies. Except as disclosed in Schedule 2.14 of the Disclosure Schedule, there are no Actions or Proceedings pending or, to the Knowledge of each Seller, threatened against, relating to or affecting a Seller, any of the Companies or any of their respective Assets and Properties which have been initiated by any of the current or former employees of the Companies, and there are no facts or circumstances to the Knowledge of each Seller which could reasonably be expected to give rise to any such Action or Proceeding.

         2.25 Environmental Matters. Except as set forth in Schedule 2.25 of the Disclosure Schedule.

                  (a) To the Knowledge of each Seller, the Companies have not conducted their businesses in a manner that knowingly violates applicable Environmental Laws.

                  (b) To the Knowledge of each Seller, no Hazardous Materials exist on, under or about any site or facility now or previously owned, operated or leased by any of the Companies.

                  (c) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, any of the Companies in relation to any site or facility now or previously owned, operated or leased by any of the Companies which have not been delivered to Purchaser prior to the execution of this Agreement.

         2.26 Bank and Brokerage Accounts; Investment Assets. Schedule 2.26 of the Disclosure Schedule sets forth a true and complete list of the names of all banks, trust companies, securities brokers and other financial institutions at which any of the Companies has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; account numbers of each bank account, safe deposit account, or other banking account, and the names of the respective officers, employees, agents or other similar representatives of any of the Companies having signatory power with respect thereto; and a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto. Each Seller acknowledges and agrees that the certificate of deposit and all proceeds thereof pledged to secure Barnette's debt to Fidelity National Bank are assets of AEC, and that AEC will retain the same upon their release by the bank.

         2.27 No Powers of Attorney. Except as set forth in Schedule 2.27 of the Disclosure Schedule, none of the Companies has any powers of attorney or comparable delegations of authority outstanding.

         2.28 Accounts Receivable. To the Knowledge of each Seller, the accounts and notes receivable of the Companies reflected on the balance sheet included in the May 31, 1996, Unaudited Financial Statements, and all accounts and notes receivable arising subsequent to said Unaudited Financial Statements arose from bona fide sales transactions in the ordinary course of business and are payable in accordance with their terms, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms (including such cancellation rights set forth therein or as provided by applicable Laws or Orders), are not subject to any valid set-off or counterclaim, do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, except as described above, and are not the subject of any Actions or Proceedings brought by or on behalf of any of the Companies. Sellers do not warrant the collectibility of said receivables, except with respect to the receivables from Sellers which will be paid at Closing. The Companies do not maintain a reserve for doubtful accounts or similar reserve. The Companies evaluate their receivables as of May 31 and September 30 of each year and on other occasions from time to time to determine which receivables are not likely to be collected and expense or write-off such amount against income as of the fiscal year end.

         2.29 SACS. The American College (of Applied Arts) operated by AEC and its branch campuses has been accredited by and is in good standing with SACS, and to the Knowledge of each Seller there are no actions pending or threatened which could result in the loss of such accreditation, and to the Knowledge of each Seller there is no basis therefor. Within ten (10) days after the date hereof, Sellers will provide Purchaser with all correspondence to and from SACS since January 1, 1994, with respect to such accreditation.

         2.30 Scholarships. Schedule 2.30 of the Disclosure Schedules sets forth a true and complete list of (i) all scholarships and discounts that are outstanding but are not presently being utilized by the recipients thereof, and
(ii) any commitments to provide scholarships or discounts that are not presently being utilized by the recipients thereof. The expense of such scholarships and discounts presently awarded and being utilized approximates $500,000 on an annual basis. In addition, the expense of scholarships and discounts awarded but not presently being utilized are not expected to exceed $500,000 annually.

         2.31 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchaser without the intervention of any Person on behalf of either of the Sellers in such manner as to give rise to any valid claim by any Person against Purchaser, any of the Companies for a finder's fee, brokerage commission or similar payment.

         2.32 Disclosure. To the Knowledge of each Seller, all material facts relating to the Business or Condition of the Companies have been disclosed to Purchaser in or in connection with this Agreement, and no representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), knowingly contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

         3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         3.2 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

         3.3 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter document) of Purchaser;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.4 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (c) except as disclosed in Schedule 3.3 hereto, conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

         3.4      Governmental Approvals and Filings. Except as disclosed in
Schedule 3.4 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.5 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         3.6 Purchase for Investment. The Sellers' Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 14.10) for its own account for the purpose of investment, it being understood that the right to dispose of such Sellers' Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Sellers' Shares, or any interest therein, in such manner as to cause either of the Sellers to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

         3.7 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against either of the

Sellers or any of the Companies for a finder's fee, brokerage commission or similar payment. Notwithstanding the foregoing, Purchaser has engaged the Robinson-Humphrey Company to assist it in arranging the financing to consummate the transactions contemplated herein.

         3.8 Capitalization. As of the Closing Date, Purchaser's equity capitalization, including preferred stock and/or subordinated debt, shall be equal to not less than 25% of the Purchase Price.

                                   ARTICLE IV

                              COVENANTS OF SELLERS

         Each of the Sellers severally covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, each of the Sellers will comply with all covenants and provisions of this Article IV (and the applicable provisions of Article V) to be performed by him, except to the extent Purchaser may otherwise consent in writing. The parties agree that neither Seller shall be responsible for the covenants of the other Seller.

         4.1 Regulatory and Other Approvals. Each of the Sellers will, and will cause the Companies to, take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of a Seller or any of the Companies to consummate the transactions contemplated hereby, including without limitation those described in Schedule 2.7 and 2.8 of the Disclosure Schedule and Sections 6.5, 6.6, 6.7, 7.5, and 7.6, provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request of Sellers in connection therewith, and cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         4.2 Investigation by Purchaser. Each Seller will, and will cause the Companies to, (a) provide Purchaser and any Person providing (equity or debt) financing to Purchaser to finance all or any portion of the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Companies, including without limitation Al Braxton, and their Assets and Properties and Books and Records; provided, such interviews are coordinated with Sellers to cause the least disruption of the operations of the Companies and avoid duplicative interviews, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Companies as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

         4.3 No Solicitations. Neither of the Sellers will take, nor will they permit any of the Companies or any Affiliate or Associate of a Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any of the Sellers, the Companies or any Affiliate or Associate of a Seller) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to any of the Companies or permitting access to the Assets and Properties and Books and Records of any of the Companies) any offer or inquiry from any Person concerning an Acquisition Proposal. If any of the Sellers or the Companies or any Affiliate or Associate of a Seller (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, the Sellers will cause the Purchaser to be promptly advised by written notice, of such offer, inquiry or request.

         4.4 Conduct of Business. Except as set forth in Section 4.7, each Seller will use commercially reasonable efforts to cause the Companies to conduct business only in the ordinary course consistent with past practice and in such manner so that the representations and warranties contained in Article II shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Without limiting the generality of the foregoing, each Seller will:

                  (a) cause the Companies to use commercially reasonable efforts to preserve intact the present business organization and reputation of the Companies, keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Companies, maintain the Assets and Properties of the Companies in good working order and condition, ordinary wear and tear excepted, maintain the good will of students, student outplacement sources, referral sources, landlords, suppliers, lenders and other Persons to whom any of the Companies provides services or with whom any of the Companies otherwise has significant business relationships and continue all current sales, marketing and promotional activities relating to the business and operations of the Companies;

                  (b) except to the extent required by applicable Law, cause the Books and Records to be maintained in the usual, regular and ordinary manner, not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of any of the Companies, or (B) any method of calculating any bad debt, contingency or other reserve of any of the Companies for accounting, financial reporting or Tax purposes and not permit any change in the fiscal year of any of the Companies;

                  (c) use, and will cause the Companies to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Schedule 2.22 of the Disclosure Schedule, and cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with re spect to the business, operations, employees or Assets and Properties of the Companies to be paid to the Companies; and

                  (d) will not knowingly engage in any fraudulent or illegal activity, and promptly following receipt of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any Law or Order give Purchaser copies of any such notice.

                  (e) will not award any additional scholarships or discounts without the prior approval of Purchaser, other than Founder's Scholorships, Emilio Pucci Scholarships, George Thomas (Lord Tonypandy) Scholarships, Terry O'Neill/Douglas Hayward Scholarships, Travilla Scholarships, Paul Anderson Youth Home Scholarships, Guy Milner Scholarships, or scholarships awarded pursuant to the

American College High School/Secondary School Scholarship competition, in each case awarded pursuant to the procedures set forth in the American College's 1994-1996 catalog.

         4.5      Financial Statements and Reports; Filings.

                  (a) As promptly as practicable and in any event no later than thirty (30) days after the end of each calendar month ending after the date hereof and before the Closing Date, Sellers will deliver to Purchaser true and complete copies of the unaudited balance sheet, and the related unaudited statements of operations, stockholders' equity and cash flows, of each of the Companies, in each case as of each such calendar month and the portion of the fiscal year then ended, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Unaudited Financial Statements, except for customary year-end adjustments as may be required, as disclosed in Schedule 2.10.

                  (b) As promptly as practicable, Sellers will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the business or operations of any of the Companies, as Purchaser may reasonably request and which are routinely prepared by the Companies.

                  (c) As promptly as practicable, Sellers will deliver copies of all License applications and other filings made by any of the Companies after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

         4.6 Employee Matters. Except as may be required by Law, each Seller will refrain, and will cause the Companies to refrain, from directly or indirectly:

                  (a) making any representation or promise, oral or written, to any officer, employee or consultant of any of the Companies concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

                  (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of any of the Companies whose annual salary is or, after giving effect to such change, would be $40,000 or more (except for minor isolated increases which do not exceed 10% of the annual compensation of any such employee) without the prior written consent of Purchaser;

                  (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which of the Companies reasonably believes to be the least costly is chosen; or

                  (d) establishing or modifying any targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement.

         Each Seller will use commercially reasonable efforts to cause the Companies to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Each Seller will promptly notify Purchaser in writing of each receipt by such Seller, any of the Companies (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

         4.7 Certain Restrictions. Each Seller will cause the Companies to refrain from:

                  (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation; except, in the case of AEMEC, such amendment to its operating agreement and/or other organizational documents, as may be necessary to reflect AEC's understanding with Mark Barnette, as described on Schedule 2.20 hereof;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to any of the Companies, or modifying or amending any right of any holder of outstanding shares of capital stock or limited liability company interests of or Option with respect to any of the Companies;

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock or limited liability company interest of any of the Companies, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock or limited liability company interests of or any Option with respect to any of the Companies; provided, however, that the Sellers shall be permitted to cause the Companies to pay dividends or distributions to the Sellers (including by way of salary or other compensation) which do not exceed the net income of the Companies (prior to the effects of this transaction) from October 1, 1995, through the close of business on May 31, 1996 (and the Sellers shall be responsible for all Taxes thereon), except as may otherwise be provided in Article I hereof.

                  (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice or except as expressly provided for in this Agreement;

                  (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to
Section 2.19(a), but only if such amendment, modification, or termination would with respect to all such contracts increase the obligations of the Companies by more than $100,000 annually, in the aggregate, without prior written consent of Purchaser, or (B) any material License or (ii) granting any irrevocable powers of attorney;

                  (f) knowingly violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by any of the Companies or any Contract to which any of the Companies is a party or by which any of their respective Assets and Properties is bound;

                  (g) incurring Indebtedness in an aggregate principal amount exceeding the amount reflected on the unaudited balance sheet dated May 31, 1996 (as reduced by the regularly scheduled amortized payments with respect to the same), or voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of any of the Companies under, any Indebtedness of or owing to any of the Companies without the prior written consent of Purchaser, or fail or otherwise refrain from making any regularly scheduled amortization payment with respect to any Indebtedness, unless in each case such action is otherwise permitted pursuant to the terms of this Agreement;

                  (h) engaging with any Person in any merger or other business combination;

                  (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $100,000 per month after May 31, 1996, without the prior written consent of Purchaser;

                  (j) making any change in the lines of business in which they participate or are engaged;

                  (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

                  (l) entering into any Contract to do or engage in any of the foregoing.

         4.8      Affiliate Transactions.

                  (a) The parties agree that at or before the Closing, all Indebtedness (including those identified as "advance accounts," "interest accounts," and "note receivable accounts,") and other amounts owing under Contracts between a Seller or his Affiliate (other than any of the Companies) or Associate or any Associate of such Affiliate, on the one hand, and any of the Companies, on the other, will be paid in full, and each Seller will terminate and will cause any such Affiliate or Associate to terminate each Contract with any of the Companies except for any Contract that is to be entered into or continued pursuant to the express terms of this Agreement. Prior to the Closing, none of the Companies will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Schedule 2.23 of the Disclosure Schedule), with a Seller or any such Affiliate or Associate except for any Contract that is to be entered into or continued pursuant to the express terms of this Agreement.

                  (b) At or before the Closing, Sellers shall cause the Companies to sell or otherwise distribute to the Sellers (in accordance with Section 1.5(a)) the assets described in Schedule 1.5(a), and all of the Net Operating Profit not previously distributed to the Sellers, computed in the manner set forth in Section 1.5(b).

                  (c) At or before the Closing, Sellers shall cause AEC to transfer to Barnette all of AEC's interests and forego any claims with respect to prepaid memberships, deposits, tickets and interest in the Royal Automobile Club, Harry's Bar, Mark's Club, Anna Bell's, British Red Cross 125 Society, The Georgian Club, The Buckhead Club, Braves Baseball Tickets for 1996 only, Sailfish Point and the Farm Golf Clubs.

                  (d) At or before the Closing, AEC shall enter into an agreement in form and substance reasonably satisfactory to Barnette and Purchaser, whereby Barnette (or an entity to be designated by Barnette) shall be granted the right to use the video production facilities and personnel of AEC located at its Atlanta, Georgia school location for a total of 500 hours within three (3) years from the Closing, at no charge. Such use shall be at such reasonable times, and may be subject to such reasonable conditions, as may be agreed upon by Barnette and Purchaser, which times may include, without limitation but subject to the normal operations of the educational curriculum, usage after 4:00 p.m. on weekdays, and reasonable usage on weekends.

         4.9 Books and Records. On the Closing Date, Sellers will deliver or make available to Purchaser at the offices of the Companies all of the Books and Records, and if at any time after the Closing either of the Sellers discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

         4.10     Noncompetition.

                  (a) Each Seller will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates or Associates of a Seller or his Affiliates:

                           (i)      employing, engaging or seeking to employ or
engage any Person who within the prior twelve (12) months had been an officer or employee of one or more of the Companies, other than Mark Barnette, William Barnette, Al Braxton, and Karen Rodriguez, unless such officer or employee (A) resigns voluntarily (without any solicitation from a Seller or any of his Affiliates or any Associate of Seller or his Affiliates) or (B) is terminated by any of the Companies after the Closing Date;

                           (ii)     causing or attempting to cause (A) any
student, student outplacement source, referral source, client, customer or supplier of any of the Companies to terminate or materially reduce its business with the Companies or (B) any officer, employee or consultant of any of the Companies to resign or sever a relationship with one or more of the Companies; or

                           (iii)    participating or engaging in (other than
through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise perform consulting services or lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which any of the Companies is participating or engaged on the Closing Date in any jurisdiction listed in Schedule 4.10, which are all of the jurisdictions in which one or more of the Companies participates or engages in such line of business on the Closing Date. Notwithstanding the foregoing, in the event that Markert's employment with Purchaser is terminated without "cause" (as defined in the Employment Agreement to be entered into between Markert and Purchaser) the covenants and agreement set forth in this Section 4.10(a) shall as to Markert, terminate and be of no further force and effect.

                  (b) Following the Closing, each Seller will refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates or Associates of a Seller or his Affiliates, disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to any of the Companies or any of their respective clients, customers or suppliers. The obligations contained in this Section 4.10(b) shall survive for a period of five (5) years following the Closing Date. The right to enforce a Seller's obligations under this Section 4.10(b) are in addition to those rights the Purchaser and the Companies have under the common law or applicable statutes for the protection of trade secrets.

                  (c) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section.

Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                  (d) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and each Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved and without the necessity of posting a bond or other security, in order that the breach or threatened breach of such provisions may be effectively restrained.

                  (e) The Sellers acknowledge and agree that each of the Companies shall be deemed a third party beneficiary of the obligations of Sellers set forth in this Section, and that any one or more of the Companies shall be entitled to enforce the obligations of Seller contained in this Section.

         4.11 Certain Obligations with respect to Life Insurance. Between the date hereof and the Closing, Barnette will (i) purchase for their cash surrender value all life insurance policies owned by AEC on Barnette's life; and
(ii) use his best efforts to cause the Companies to be released from any and all obligations which are the subject of that certain Deferred Compensation Agreement with Niklaus Weibel that is referenced in the Disclosure Schedule. In connection with obtaining the aforementioned release from Niklaus Weibel the Purchaser agrees that Barnette may cause the Companies to distribute to Niklaus Weibel (or any other Person) any life insurance policies maintained by any of the Companies on Niklaus Weibel's life.

         4.12 Non-Affiliate Asset Distributions. Between the date hereof and the Closing, the Sellers will cause title to the Ford Explorer used by Manson Crumbley to be transferred to him without charge.

         4.13 Use of Home Office Building. Purchaser shall cause AEC to vacate its corporate office at 521 Village Trace, Building #10, Marietta, Georgia, within ninety (90) days after the Closing and the parties hereto shall cause the existing lease to be terminated without further obligation of tenant and landlord to each other. The parties hereto acknowledge and agree that Barnette intends to continue to conduct various business and personal activities in said building. The parties will cooperate (and the Purchaser shall cause AEC to cooperate) with each other to accommodate the activities of AEC, Purchaser and Barnette. The receptionist employed by AEC will serve as the receptionist for AEC and Barnette's activities during the continued occupancy of AEC, and will be compensated by AEC without reimbursement from Barnette. AEC may occupy the premises during the term, rent free, except AEC will pay all utilities, including telephone, actual condominium fees, property taxes and insurance (prorated), janitorial services, non-capital maintenance and repairs, during its occupancy; provided, however, that such charges shall in no event exceed, in the aggregate, the sum of $8,500 per month (prorated on a per diem basis for partial months). Other than Purchaser's CEO, no person employed by Purchaser and AEC, other than those currently employed by AEC and located in said building, shall be moved into said building. Such employees and Purchaser's CEO shall be located in such offices in said building as may be designated by Barnette.

         4.14 Non-Affiliate Loan Repayments. At the Closing, the Sellers shall direct the Purchaser to apply a sufficient portion of the Purchase Price to retire Barnette's debt to Fidelity National Bank (not to exceed $500,000), to retire Barnette's debt to Niklaus Weibel and his associates (not to exceed $2,066,667) and to retire Markert's debt to Barnette (not to exceed $96,000).

        4.15 Appointment of Special Counsel. Prior to or immediately upon the execution of this Agreement, the Sellers have caused or shall cause the Companies to hire the law firm of Dow, Lohnes &

Albertson, at the sole expense of the Companies, to assist all parties in obtaining the required approvals of SACS, the Department of Education and other Governmental and Regulatory Authorities. In connection with such appointment, the Sellers will cause Dow, Lohnes & Albertson to approach the U.S. Department of Education and present the transactions contemplated by this Agreement (without revealing the names of any parties) in order to confirm the absence of any barriers to the Department of Education continuing or reissuing the License of the Companies to participate in the Title IV, HEA programs, after Closing, on a basis consistent with the current License of the Companies. The expense with respect to such counsel is not to be included in determining the legal and accounting expense described in Section 13.03 hereof.

         4.16 Truth of Warranties, Representations, and Statements. No representation or warranty of the Sellers contained in this Agreement or in the documents, certificates and written statements furnished to Purchaser for use in connection with the transactions contemplated hereby contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make the statements and facts contained therein not misleading or that would otherwise materially and adversely affect the business of the Companies. All the statements, representations, and warranties made by the Sellers in this Agreement and the attached Disclosure Schedule are true and accurate in every material respect, and the Sellers have no information with respect to any facts, circumstances, or conditions which do or would in any way materially and adversely affect the truth of the above warranties and representations or which, if not disclosed, would make the statements, representations, or warranties herein, or in the attached Disclosure Schedule, materially misleading. The Sellers shall have the obligation throughout the period from the date of this Agreement through and including the Closing Date to give Purchaser prompt written notice of the inaccuracy or change in any representation or warranty made by the Sellers in Article II of this Agreement or on any Disclosure Schedule attached hereto. On or before the Closing Date, the Sellers shall provide Purchaser with any and all information or documents relating to any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that will render untrue any representation or warranty or Disclosure Schedule of the Sellers contained in this Agreement and such notification shall be deemed to be an update to the applicable representation, warranty, or schedule hereof without the necessity of further action by Purchaser or Sellers. In the event that any such information or documents should have been but were not previously disclosed on the Disclosure Schedule hereto, or set forth material changes which, individually or in the aggregate, materially adversely affect or may materially adversely affect, the Companies and/or their operations, the Purchaser may elect to terminate this Agreement as provided in Article XI hereof. Sellers acknowledge and agree that any information, documents, or notices (including any amendments, additions or supplements to the Disclosure Schedule) delivered to Purchaser pursuant to this Section 4.16 shall be so delivered to and received by Purchaser at least five Business Days prior to the Closing Date or Purchaser may unilaterally extend the Closing Date to allow five Business Days to review the same prior to the Closing.

         4.17 Fulfillment of Conditions. Each Seller will execute and deliver at the Closing each Operative Agreement that such Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit any of the Companies to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         4.18 Acknowledgment. EACH SELLER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR ANY WRITTEN WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT ANY ASSET BEING DISTRIBUTED, SOLD OR OTHERWISE CONVEYED TO A SELLER BY ANY ONE OR MORE OF THE COMPANIES PURSUANT TO THE TERMS OF THIS AGREEMENT IS BEING SO DISTRIBUTED, SOLD OR OTHERWISE CONVEYED WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF


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



ANY NATURE, KIND OR CHARACTER, AND ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IS EXPRESSLY DISCLAIMED.

                                    ARTICLE V

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V (and the applicable provisions of Article IV), except to the extent Sellers may otherwise consent in writing.

         5.1 Regulatory and Other Approvals. Purchaser will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby, including without limitation those described in Schedules 3.3 and 3.4 hereto and Sections 6.5, 6.6, 6.7, 7.5, and 7.6, provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request of Purchaser in connection therewith and cooperate with Sellers and the Companies as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers or any of the Companies to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         5.2 Notice and Cure. Purchaser will notify Sellers in writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Sellers in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' right to seek indemnity under Article X.

         5.3      Closing and Post Closing Obligations of Purchaser.

                  (a) From and after the Closing, Purchaser agrees that it will cause the Companies to provide scholarships to those individuals listed on
Schedule 5.3 of the Disclosure Schedule, should such individuals so desire. Such scholarships shall include all tuition, books, regular dormitory accommodations and travel expenses germane to the educational program of the student.

                  (b) Purchaser shall cause the Companies to erect and maintain plaques in the main reception area of each school to recognize Thomas J. and Helen Barnette as co-founders. Purchaser will also cause Paddington to be named for Thomas J. Barnette and the auditorium in the building to be named Lattimore Hall.

                  (c) Purchaser shall cause the lenders and lessors listed on
Schedule 5.3(c) to release Sellers from any and all guarantees and direct obligations either or both have given or made on behalf of any of the Companies.

                  (d) Purchaser shall cause the Companies to honor, and the Companies shall honor, all scholarships granted in the ordinary course of business by the Companies prior to Closing, including scholarships that may not be utilized until some period subsequent to the Closing, but in each case only if and to the extent specifically disclosed in Schedule 2.30 of the Disclosure Schedule.

                  (e) Purchaser shall cause AEC (or another one of the Companies) to provide, and AEC (or another of the Companies) shall continue to provide retirement compensation to the following individuals: Bill Nash - $100 per week; Luther Ross - $100 per week; William Lattimore - $1,000 per month; Helen Lattimore - $1,000 per month.

                  (f) The Purchaser shall not permit the Companies, and the Companies shall not reduce Manson Crumbley's current level of compensation under any circumstances for at least twelve (12) months following the Closing.

                  (g) Purchaser shall cause ACIL to provide, and ACIL shall provide, Barnette with free access to and free use of his office in London at 110 Marylebone High Street for a three (3) year period following the Closing. All present furnishings and office furniture will remain in his office during the three (3) year period. Purchaser will also appoint Barnette to serve as "Chairman Emeritus" of the colleges operated by the Companies with reimbursement for reasonable expenses and other benefits commensurate with other nonexecutive directors for so long as Barnette shall be willing to serve in such capacity. Barnette agrees to make himself available to serve in such position.

                  (h) Promptly after the Closing, Purchaser will cause the Companies to cancel any prepaid insurance pertaining to any of the assets sold or transferred to Barnette in accordance with this Agreement, and Purchaser will Promptly remit to Barnette any premium refunds received with respect to such canceled policies.

                  (i) Purchaser shall pay, or cause AEC to pay and satisfy in full, all obligations arising under those certain equipment leases on equipment in the corporate offices and aviation office transferred to Barnette, and to further exercise any purchase options thereunder, so that such assets may be transferred to Barnette at or before Closing free and clear of any and all liens, but only if and to the extent the cost of all of the foregoing obligations and purchase options does not exceed the sum of $ 30,000 in the aggregate.

         5.4 Acknowledgment of Barnette's Related Activities. Purchaser acknowledges Barnette has initiated other business ventures to produce television documentaries, seminars, lecture series, and related activities. Some of the personnel of AEC, in addition to Barnette, have assisted in initiating these new ventures and will continue to provide some assistance through the Closing. Purchaser agrees to execute at

Closing, and to cause AEC to execute at Closing, a general release to Barnette and the other ventures to the effect that neither AEC nor the Purchaser shall have any rights in said ventures or the products of said ventures, and are not entitled to any reimbursement for the services of any of the employees of AEC prior to Closing for any such activities nor for any other expenses related thereto that may have been incurred by AEC; provided, that none of such expenses are capital expenditures incurred after the date hereof.

         5.5 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser hereunder to purchase the Sellers' Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

         6.1 Representations and Warranties. Each of the representations and warranties made by the Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

         6.2 Performance. Each Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Seller at or before the Closing.

         6.3 Certificates. Each Seller shall have delivered to Purchaser a certificate, dated the Closing Date and in form and substance reasonably satisfactory to Purchaser and its legal counsel, confirming that the conditions set forth in Sections 6.1 and 6.2 have been performed and including a statement to the effect that such Seller is unaware (after reasonable inquiry) of any breach of any warranty, representation, or covenant herein made by Purchaser, except as specifically set forth therein.

         6.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, any of the Companies or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

         6.5      Regulatory Consents and Approvals.

                  (a) Subject to Section 6.5(b) below, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (without any loss of or adverse affect on the Licenses described in Section 2.21) shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to Purchaser, shall not be subject to the satisfaction of any condition that has not been satisfied or waived and shall be in full force and effect.

                  (b) The parties acknowledge and agree that after the Closing the Companies' continued participation in the Title IV, HEA programs administered by the Department of Education will require the Purchaser and/or the Companies to make certain post-Closing filings with the Department of Education in order to obtain a continuation or reissuance of the current License of the Companies to participate in such programs. Notwithstanding the inability to obtain a continuation or reissuance of such License prior to the Closing, the parties acknowledge and agree that as a condition to Purchaser's obligation to purchase the Sellers' Shares the Purchaser must receive written assurance (in form and substance acceptable to Purchaser's legal counsel) from the legal counsel referenced in Section 4.15 that there are no significant barriers to the Department of Education continuing or reissuing the License of the Companies to participate in the Title IV, HEA programs on a basis consistent with the current License of the Companies.

         6.6 SACS Consent and Approval. The approval of SACS to the Purchaser's acquisition of the Seller's Shares, and the agreement of SACS to the maintenance of the accreditation of the educational institution operated by AEC
(a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect. Such approval executed by the Executive Director of SACS (acting in such capacity and on behalf of SACS) shall satisfy the condition set forth in this Section 6.6.

         6.7      Third Party Consents.

                  (a) The consents (or in lieu thereof waivers) listed in
Schedule 6.7 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by Purchaser and Sellers of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, a Seller or any of the Companies is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or the Condition of the Companies or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

                  (b) Without limiting the obligations set forth in Section 6.7(a) Sellers shall obtain, in accordance with Section 6.7(a), the consent of MB to the direct or indirect transfer to Purchaser of the limited liability company interests in AEMEC as provided for in this Agreement.

         6.8 Opinion of Counsel. Purchaser shall have received the opinion of Arnall, Golden & Gregory, counsel to Seller and the Companies, dated the Closing Date, substantially in the form and to such effect as Purchaser and its legal counsel may reasonably request. Purchaser shall also have received a reliance letter from Arnall, Golden & Gregory authorizing any financial institution extending acquisition financing to Purchaser to rely on such opinion.

         6.9 Good Standing Certificates. Seller shall have delivered to Purchaser (a) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of each of the Companies certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that each of the Companies is in good standing or subsisting in such jurisdiction, listing all charter documents of such Companies on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Companies are qualified or admitted to do business to the effect that the applicable of the Companies is duly qualified or admitted and in good standing in such jurisdiction.

         6.10 Resignations of Directors and Officers. Such members of the boards of directors and such officers of the Companies as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to Sellers shall have tendered, effective at the Closing, their resignations as such directors and officers.

         6.11 Financial Covenants. The annual lease liabilities of the Companies for all property other than real estate shall not exceed in the aggregate, as of the Closing, the limits set forth in Schedule 6.11, plus such non-real estate capital lease obligations as were incurred subsequent to May 31, 1996, in the ordinary course of business (and within the limits set forth in Section 4.7) to finance equipment acquisitions for the Companies, and the total debt of the Companies will not exceed, in the aggregate, as of the Closing, the amount set forth on in the Unaudited Financial Statements, plus such debt as was incurred subsequent to May 31, 1996, in the ordinary course of business, including the amount referred to in Section 1.6 (and within the limits set forth in Section 4.7), to finance the day-to-day operations of the Companies and the acquisition of equipment and other materials for the Companies, or as permitted by the further provisions of this Agreement.

         6.12     Employment Agreements.

                  (a) William Barnette shall have executed and delivered to AEC an employment agreement, in form and substance reasonably satisfactory to Purchaser and William Barnette, which shall provide for (i) a term of five (5) years; (ii) a prohibition against termination without cause prior to the third year; (iii) one (1) year's severance if the employment agreement is terminated during the third through fifth year without cause; and (iv) an annual compensation of One Hundred Thousand and 00/100 Dollars ($100,000).

                  (b) Phillip Markert shall have executed and delivered to AEC, an employment agreement, in form and substance reasonably satisfactory to Purchaser and Markert, which shall provide for (i) a term of five (5) years;
(ii) two (2) years' severance if such agreement is terminated without cause; and
(iii) annual compensation of Two Hundred Thousand and 00/100 Dollars ($200,000).

                  (c) Rafael Lago shall have executed and delivered to AEC an employment agreement, in form and substance reasonably satisfactory to Purchaser, which shall provide for (i) a term of five (5) years; (ii) a minimum notice of eighteen (18) months or the remaining duration of the five (5) year employment agreement if such employment agreement is terminated without cause;
(iii) annual compensation of One Hundred Eighty Five Thousand and 00/100 Dollars ($185,000); and (iv) an additional Five Thousand 00/100 Dollars ($5,000) per year in miscellaneous benefits of Rafael Lago's choosing.

                  (d) Suzanne McBride shall have executed and delivered to AEC an employment agreement, in form and substance reasonably satisfactory to Purchaser, which shall provide for (i) a term of five (5) years; (ii) minimum notice of one (1) year or the remaining duration of the five (5) year employment agreement if such employment agreement is terminated without cause; and (iii) annual compensation equal to her compensation immediately prior to Closing.

                  (e) Each of the employment agreements referenced in this
Section 6.12 shall provide for standard company benefits with William Barnette, Phillip Markert and Rafael Lago receiving such other or additional benefits as are commensurate with each other and the other executive officers of AEC. Each of the employment agreements referenced in this Section 6.12 shall also contain noncompetition covenants in favor of the Companies which shall survive any employment termination for any reason, but will expire upon the final payment of any severance obligations payable for any termination without cause.

         6.13 Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         6.14 License of Logo. Barnette shall have entered into an agreement with the Companies whereby Barnette shall agree to allow the Companies to use the logo distributed to Barnette (i.e. a shield with an eagle on it) for a period of three (3) years after the Closing, at no charge.

         6.15 Consulting Agreements.

              (a) Barnette shall have executed and delivered to AEC, a consulting agreement, in form and substance reasonably satisfactory to Purchaser, which shall provide for Barnette to render consultation services from the Closing Date until December 31, 1999, in consideration of a total payment of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000) to be paid in equal monthly installments of Nine Thousand Seven Hundred Twenty Two and 22/100 Dollars ($9,722.22). Such installments shall begin on January 5, 1997, with each subsequent installment to be paid by the fifth (5th) calendar day of each succeeding month and with the last installment to be paid on December 5, 1999.

              (b) AEC and a consulting company which is owned and controlled by William Barnette shall have also entered into a Consulting Agreement, in form and substance reasonably satisfactory to Purchaser, pursuant to which the consulting company shall provide consultation services to AEC and the Companies in consideration of Seventy Five Thousand and 00/100 Dollars ($75,000) per year. Such consulting agreement shall have a term of five (5) years and cannot be terminated without cause prior to the third (3rd) year. Such consulting agreement shall also provide for one (1) year's severance if such consulting agreement is terminated during the third (3rd) through fifth (5th) year without cause.

              (c) AEC and a consulting company which is owned and controlled by Markert shall have entered into a consulting agreement, in form and substance reasonably satisfactory to Purchaser, pursuant to which the consulting company shall provide consultation services to AEC and the Companies in consideration of Twenty Eight Thousand and 00/100 Dollars ($28,000) per year payable quarterly. Such consulting agreement shall provide for a term of five (5) years and two (2) years' severance if such consulting agreement is terminated without cause.

                                   ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLERS

         The obligations of Sellers hereunder to sell the Sellers' Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

         7.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         7.2 Performance. Purchaser and the Companies shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser and the Companies at or before the Closing.

         7.3 Officers' Certificates. Purchaser shall have delivered to Sellers a certificate, in form and substance reasonably satisfactory to Sellers and their legal counsel, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, confirming that the conditions set forth in Sections 7.1 and 7.2 have been performed and including a statement to the effect that the Purchaser is unaware (after reasonable inquiry) of any breach of any warranty, representation, or covenant herein made by Sellers, except as specifically set forth in such certificate, including, without limitation, any representation, warranty, or covenant dealing with financial matters, and distributions from any of the Companies to either of the Sellers. Purchaser shall have also delivered to Sellers a certificate, in form and substance reasonably satisfactory to Sellers and their legal counsel, dated as of the Closing Date and executed by the Secretary or Assistant Secretary of Purchaser, confirming the authority and incumbency of the officers of the Purchaser who are effecting the transactions contemplated by this Agreement.

         7.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         7.5 Regulatory Consents and Approvals. Subject to Section 6.5(b), all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

         7.6 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Sellers of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Schedule 7.6 of the Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

         7.7 Opinion of Counsel. Seller shall have received the opinion of Smith, Gambrell & Russell, counsel to Purchaser, dated the Closing Date, substantially in the form and to such effect as Sellers and their legal counsel may reasonably request.

         7.8 Employment Agreements. AEC shall have executed the Employment Agreements and delivered the same to William Barnette, Markert, Suzanne McBride and Rafael Lago. AEC shall also enter into a letter agreement or some other acceptable agreement with Graham Carter, whereby AEC shall agree to pay Mr. Carter a severance payment equal to six months of his salary in effect as of May 31, 1996, in the event that his employment with AEC is terminated without cause (as defined in the Employment Agreements), within two (2) years after Closing.

         7.9 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         7.10     Release from Guarantees. The lenders and lessors listed on
Schedule 5.3(c) shall have released Sellers from any and all guarantees and direct obligations either or both of them have given or made on behalf of any of the Companies, or the Sellers shall be satisfied, in their reasonable discretion, that such releases will be obtained by Purchaser promptly and expeditiously after the Closing.

         7.11 Consulting Agreements. AEC shall have executed and delivered to Barnette, and AEC and the two consulting companies referenced in Section 6.15 shall have executed and delivered to each other, the consulting agreements described in Section 6.15.


                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

         8.1 Tax Sharing Agreements. Any Tax sharing agreement to which any of the Sellers or the Companies is a party shall be terminated as of the Closing Date and will have no further effect for any taxable year or period following the Closing Date.

         8.2 Certain S. Corporation Tax Items. Sellers shall prepare and file all unfiled federal and state income tax returns treating AEC as an S Corporation pursuant to the Code for federal income tax purposes and for all state income tax purposes (the "S Corporation Returns") for AEC for all periods ending on or before the Closing Date (the "Pre-Closing Period"). Purchaser shall make available to Sellers any and all information reasonably requested by them to allow Sellers to prepare such returns. With respect to any such S Corporation Return, the Seller shall provide the Purchaser and its authorized representatives with a copy of such completed S Corporation Return and a statement (including all necessary supporting schedules and information required to support such statement) that certifies and sets forth the calculation of the amount of Tax shown on such S Corporation Return at least 30 days prior to the due date (including any extension thereof) for the filing of such S Corporation Return, and the Purchaser and its authorized representatives shall have the right to review such S Corporation Return and statement (including any supporting schedules or other documents relevant thereto) prior to the filing of such S Corporation Return. The Sellers and the Purchaser agree to consult and to attempt in good faith to resolve any issues arising as a result of the review of such S Corporation Return and statement by the Purchaser or its authorized representatives. Subject to the foregoing right of review, consultation and resolution of disputed items, Purchaser shall cause AEC to file such S Corporation with the Internal Revenue Service and with the appropriate state agencies. The Sellers shall control and have final decision making authority with respect to any audit relating to the Pre-Closing Period S Corporation Returns for all matters which involve taxes imposed on the Shareholders. Any Shareholder level taxes in respect of the Pre-Closing Period S Corporation Returns including any audit adjustments thereto shall be the sole obligation of Sellers, provided that any audit adjustment with respect to a Pre-Closing Period S Corporation Return which increases the tax liability of Sellers and which results in a future tax benefit of AEC or Purchaser in a tax period ending after the Pre-Closing Period shall give rise to a repayment obligation by Purchaser in the amount of such tax benefit. Payment of the amount of such benefit or benefits to Sellers shall be made by Purchaser on or before the due date of Purchaser's or AEC returns for the years in which such benefits are available to be claimed by Purchaser or AEC.

         8.3      Cooperation on Tax Matters.

                  (a) Purchaser, the Companies and Sellers shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Companies and Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Companies or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                  (b) Purchaser and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                             COVENANT AND AGREEMENTS

         9.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Companies or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing as follows: (a) indefinitely with respect to the representations and warranties contained in Sections 2.2, 2.3, 2.4, 2.5, 2.6 (but only insofar as it relates to the capital stock of the Companies), 2.30, 2.31, 3.2 and 3.7 and the covenants and agreements contained in Sections 13.3 and 13.6, (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by (i) Section 2.13 and Article VIII, and (ii) Section 2.16 and

Article X (insofar as Section 2.16 and Article X relate to ERISA or the Code),
(c) until the second anniversary of the date that AEC files its federal income tax returns for the taxable year in which the Closing occurs in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or otherwise terminates in accordance with its terms or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause
(b), (c), or (d) above will continue to survive if a Notice of Claim shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Not Applicable to Termination. The provisions in this Article X with respect to indemnification shall not provide any of the parties hereto, their officers, directors, employees, or stockholders, with any rights for damages, losses, or expenses of any kind relating to the failure, refusal, or inability of the transactions herein contemplated to be closed on or before the Closing Date (as extended pursuant to the further provisions hereof), as all such rights, if any, shall be governed by the provisions of Section 11.2.

         10.2 Indemnification by Sellers. For a period commencing on the Closing Date and ending at the time specified in Section 9.1 hereof that is applicable to the particular matter in question, each of the Sellers hereby jointly and severally covenants and agrees to fully and completely defend, indemnify and hold harmless Purchaser and the Companies and any of their respective successors or assigns (and any of their respective shareholders, directors, officers, employees, agents, Affiliates and principals) from and against any and all claims, losses, liabilities, costs, expenses, payments, damages, or deficiencies (including reasonable attorneys' fees) of every nature, kind or character (collectively the "Damages") asserted, paid, or incurred by, or levied or assessed against, Purchaser, any of the Companies, or any of their respective successors or assigns, or any of their respective shareholders, directors, officers, employees, agent, Affiliates, or principals, resulting from or arising in connection with any of the following matters:

                  (a) Liabilities or obligations existing as of May 31, 1996, and which, under GAAP (to be applied without any materiality limitations), should have been accrued or reserved for on a balance sheet or the notes thereto as a liability or obligation if and to the extent that the same were not accrued or reserved for as liabilities on the May 31, 1996, balance sheet included as a part of the Unaudited Financial Statements, or which were not disclosed in the Disclosure Schedule (without regard to any materiality limitations), or which were not subject to computation in a manner consistent with past practice as a result of disclosures in the Disclosure Schedule hereto;

                  (b) Liabilities or obligations arising out of any breach by any of the Companies prior to Closing of any provision of any agreement, Contract (written or unwritten), commitment, or lease (except with respect to any liabilities or obligations disclosed in the Disclosure Schedule or otherwise expressly set forth in this Agreement) not accrued or reserved for in the May 31, 1996, balance sheet included as a part of the Unaudited Financial Statements or that are to be satisfied at or immediately after Closing in accordance with the terms of this Agreement;

                  (c) Any breach of any representation or warranty on the part of a Seller contained in or made pursuant to this Agreement or in any certificate, schedule, exhibit furnished by a Seller in connection herewith or therewith, and for purposes of this clause (c) any qualification of such representations and warranties by reference to the materiality of matters stated therein, shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof; provided, however, that if such breach or failure is known by the Purchaser as of the Closing, and reflected on the certificate discussed in Section 7.3 hereof, such breach or failure shall not give rise to a right of indemnification hereunder;

                  (d) Any breach or failure to perform any covenant or agreement on the part of a Seller contained in this Agreement or any instrument or document furnished by a Seller in connection herewith; provided, however, that if such breach or failure is known by the Purchaser as of the Closing, and reflected on the certificate discussed in Section 7.3 hereof, such breach or failure shall not give rise to a right of indemnification hereunder; or

                  (e) Any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses (including reasonable attorneys' fees) suffered or incurred by Purchaser as a result of or in connection with any matter or item listed and described in the foregoing subparagraphs (a) through
(d) of this Section 10.2.

         10.3 Indemnification by Purchaser. For a period commencing on the Closing Date and ending at the time specified in Section 9.1 hereof that is applicable to the particular matter in question, Purchaser hereby agrees to indemnify and hold harmless Sellers from and against any Damages as a result of the following matters:

                  (a) Any financial obligations of Purchaser and the Companies incurred in the operation of the Companies arising or accruing after the Closing Date, including obligations arising under contractual obligations of the Companies, which obligations include, without limitation, contracts between the Companies and Floyd McRae & Company, and contractual obligations guaranteed by either Seller, which guarantees are not released at or before Closing;

                  (b) Any breach by Purchaser of any of the representations, warranties, or covenants made by Purchaser in this Agreement, including, without limiting the foregoing, the satisfaction of any and all obligations of the Companies guaranteed by either of the Sellers; provided, however, that if such breach or failure is known by either Seller as of the Closing, and reflected on the certificate discussed in Section 6.3 hereof, such breach or failure shall not give rise to a right of indemnification hereunder;

                  (c) Any misrepresentation contained in any Exhibit, certificate, or other document or instrument delivered to the Seller by Purchaser in accordance with any provision of this Agreement;

                  (d) Any claim asserted by any employee or former employee of the Companies relating to or arising from any action by Purchaser, or failure to act by Purchaser, on or after the Closing Date (except for claims directly arising from any contract, dispute or other fact or circumstance that preceded Closing but was not properly disclosed to Purchaser within the Disclosure Schedule or otherwise pursuant to Section 4.16); and

                  (e) Any claims, liabilities, causes of action, or damages resulting from the operation of the Companies subsequent to Closing which are in no way caused or resulting from the operation of the Companies prior to Closing;

                  (f) Any State of Georgia sales tax (together with any interest, penalties, or other charges associated therewith, all of which shall be grossed up for any income taxes imposed upon Sellers as a result of their receipt of such amounts) that is properly imposed on either of the Sellers with respect to the transfer of any of the assets of the Companies to such Seller in accordance with the terms of this Agreement;

                  (g) Any claim for any investment banking or brokerage fee (including, but not limited to, any fees payable to the Robinson-Humphrey Company) incurred by Purchaser in connection with the consummation of the transactions contemplated herein; or

                  (h) Any and all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses (including reasonable attorneys' fees) suffered or incurred by sellers as a result of or in connection with any matter or item listed and described in the foregoing Subparagraphs (a) through
(g) of this Section 10.3.

         10.4 Limitations on Indemnification. The indemnification obligations of the Sellers under this Article X shall only be applicable when Damages are incurred which exceed, in the aggregate, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000) (the "Basket Amount") and shall only be applicable to the extent that any such Damages exceed the Basket Amount. Furthermore, notwithstanding anything else in this Agreement to the contrary, the indemnifications provided by Sellers hereunder that are applicable to the Companies generally shall be pro rata in that Barnette shall be responsible for 90% and Markert for 10%, and the indemnification of a breach by only one Seller shall be the exclusive obligation of such Seller. Moreover, the benefits of the Basket Amount shall be similarly allocated between Barnette and Markert on a 90/10 percent basis. Notwithstanding the foregoing, the maximum indemnification obligation of Barnette hereunder shall not exceed $1,800,000 and that of Markert shall not exceed $200,000, in each case in excess of the Basket Amount.

         10.5     Indemnification Procedure.

                  (a) The party to be indemnified hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification (such written notice referred to as the "Notice of Claim"), but in no event later than
(i) fifteen (15) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (ii) thirty (30) days after the assertion of such claim. If the Indemnitee fails to give a Notice of Claim within the time periods set forth in the immediately preceding sentence, the Indemnitee shall nonetheless be entitled to be indemnified hereunder to the extent (but only to the extent) that the Indemnitor has not been prejudiced by such failure. Each Notice of Claim shall describe in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. The Indemnitee shall consult regularly with the Indemnitor with respect to the payment, settlement or defense of any claim, action, suit, proceeding or demand.

                  (b) If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor a period of twenty (20) days to decide whether to defend such liability or claim. During such period the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expense in doing so. The Indemnitor shall defend such action or proceeding at its expense, using counsel selected by any insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee


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



fully apprised at all times as to the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter and will not settle or otherwise compromise the same without the Indemnitee's consent (which shall in any event not be unreasonably withheld) unless there is no finding or admission of any violation of law by the Indemnitee or any violation of the rights of any person by the Indemnitee and no effect on any other claims that may be made against the Indemnitee and the sole relief provided is monetary damages that are paid in full by the Indemnitor. Indemnitee shall have the option, at its expense, of participating in the defense of any such action or proceeding. In the event the Indemnitor does not notify the Indemnitee whether the Indemnitor will defend such liability or claim within twenty (20) days after receipt of Indemnitee's Notice of Claim (or if Indemnitor abandons the defense of such claim), the Indemnitee shall have the right to defend the claim at Indemnitor's expense with counsel of its own choosing reasonably satisfactory to Indemnitor, subject to the right of the Indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. In such event the Indemnitee shall send a written notice to Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement. The Indemnitee shall have the right to settle any such claim over the objection of the Indemnitor, provided that the Indemnitee waives any right to indemnify therefor, but such waiver shall occur only if (i) the Indemnitor is contesting such claim in good faith, or (ii) the Indemnitor has assumed the defense from the Indemnitee.

                  (c) Notwithstanding the subsection (b) above, if there is a reasonable probability that a third party claim for which a Seller has granted indemnification rights to Purchaser hereunder will materially and adversely affect Purchaser or the Companies or its business to be carried after the Closing Date other than as a result of money damages or other payments Purchaser shall be entitled to conduct the defense of such claim at Seller's expense.

                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of Barnette and Purchaser;

                  (b) at any time before the Closing, by either Barnette or Purchaser, in the event (i) a representation of the nonterminating party, proves to be untrue in some material, adverse respect; (ii) of a material breach of a covenant or agreement set forth herein by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party (and prior to September 30, 1996, in any event), or (iii) upon notification of the non terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by the terminating party; or

                  (c) at any time after September 30, 1996, by either Barnette or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date.



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



         11.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in Section 11.2(a) and the provisions with respect to confidentiality in Section 13.5 will continue to apply following any such termination, except as follows:

                  (a) If Purchaser terminates this Agreement on or before the Closing Date because a representation or warranty of a Seller proves to be untrue in some material adverse respect, or because of a breach of a material covenant of a Seller, which breach is not cured within the applicable cure period set forth in Section 11.1(b) above, or the failure of one or both of the Sellers to fulfill any obligation required to be fulfilled by them prior to the Closing, then Purchaser shall be entitled to receive from the Sellers, an amount equal to the lesser of (i) all of the out-of-pocket costs and expenses incurred by Purchaser (or Steve Bostic) in connection with the transactions contemplated by this Agreement, including without limitation, legal fees, loan commitment fees and travel expenses, or (ii) Five Hundred Thousand Dollars ($500,000). Such amount shall be paid to Purchaser in the form of a promissory note from Sellers to Purchaser, to be paid in full on or before the first anniversary date of such termination. Such promissory note shall bear interest at the same rate as is provided for in the loan which is the subject of the Letter Agreement. Sellers shall also be required to use their best efforts to cause Purchaser and Steven Bostic to be released from all liability as a guarantor or otherwise, pertaining to that certain loan to AEC by NationsBank described more specifically in
Section 1.6 hereof.

                  (b) If Purchaser terminates this Agreement for any other reason, Purchaser shall not be entitled to reimbursement from Sellers, for any expenses or damages suffered as a result of such termination, whether liquidated damages or otherwise.

                  (c) If either Seller terminates this Agreement for any reason, including Purchaser's breach of any warranty, representation or covenant contained in this Agreement, Sellers shall not be entitled to any legal or equitable remedy, including any claim for reimbursement from Purchaser for any expenses or damages suffered as a result of such termination. The Sellers have agreed to this Section 11.2(c) in consideration of the obligations of Purchaser and Steve Bostic set forth in the Letter Agreement referenced in Section 1.6.

                  (d) Other than as set forth in this Section 11.2, the parties shall have no right to damages or any other claims arising out of the termination of this Agreement.

                                   ARTICLE XII

                                   DEFINITIONS

         12.1     Definitions.

                  (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

         "Acquisition Proposal" means any proposal for a merger or other business combination to which any of the Companies is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, any of the Companies, other than the transactions contemplated by this Agreement.

         "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit, but excluding in each case any of the foregoing matters that arise under the laws of any of the United Arab Emirates, including Dubai, or any political subdivision thereof.

         "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person.

         "Agreement" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.3 and 7.3, as the same shall be amended from time to time.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of fifty percent (50%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Audited Financial Statements" has the meaning ascribed to it in
Section 2.10(a).

         "Basket Amount" has the meaning ascribed to it in Section 10.4.

         "Benefit Plan" means any Plan established by any of the Companies, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which any of the Companies contributes or has contributed, or under which any employee, former employee or director of any of the Companies or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Companies, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Georgia are authorized or obligated to close.

         "Business or Condition of the Companies" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Companies taken as a whole.

         "Closing" means the closing of the transactions contemplated by Section 1.4.

         "Closing Date" has the meaning ascribed to it in Section 1.4.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Companies" means AEC, AEMEC, ACIL, and each Subsidiary.

         "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (in each case written unless oral contracts are expressly referenced in the Agreement).

         "Damages" has the meaning ascribed to it in Section 10.2.

         "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

         "Disclosure Schedule" means the record delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement, including any amendment thereof or supplement thereto which is effected pursuant to Section 4.16.

         "Employment Agreements" has the meaning ascribed to it in Section 6.14.

         "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with a Seller or, before the Closing, any of the Companies (within the meaning of Section 414 of the Code).

         "Financial Statements" means the financial statements of the Companies delivered to Purchaser pursuant to Section 2.10 or 4.5.

         "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States and, other than the United Arab Emirates, any foreign country, any domestic or foreign state, county, city or other political subdivision (other than of the United Arab Emirates, including Dubai), or any private or public entity such as SACS that regulates, inspects, monitors, or issues any reports or finding with respect to educational institutions.

         "Hazardous Material" means (i) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "Indemnitee" has the meaning ascribed to it in Section 10.3(a).

         "Indemnitor" has the meaning ascribed to it in Section 10.3(a).

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by any of the Companies and issued by any Person other than any of the Companies (other than trade receivables generated in the ordinary course of business of the Companies).

         "IRS" means the United States Internal Revenue Service.

         "JAMS" has the meaning ascribed to it in Section 13.13.

         "Knowledge of either Seller" or "Known to a Seller" means the actual current awareness of either of the Sellers, Mark Barnette, William Barnette, Al Braxton, or Graham Carter. The phrase "to the Knowledge of each Seller" or similar phrases are to be construed to mean the separate and distinct Knowledge of a Seller with respect to the representations and warranties in question.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country (other than the United Arab Emirates) or any domestic or foreign state, county, city or other political subdivision (other than of the United Arab Emirates, including Dubai) or of any Governmental or Regulatory Authority.

         "Letter Agreement" has the meaning ascribed it in Section 1.6.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, but excluding in each case any of the foregoing matters that arise under the laws of any of the United Arab Emirates, including Dubai, or any political subdivision thereof.

         "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses, liabilities and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

         "Notice of Claim" has the meaning ascribed to it in Section 10.3(a).

         "Operative Agreements" means any support or other agreements to be entered into in connection with the transaction.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

         "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of any of the Companies.

         "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "Purchase Price" has the meaning ascribed to it in Section 1.2(b).

         "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

         "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

         "Representatives" has the meaning ascribed to it in Section 4.2.

         "SACS" means the Southern Association of Colleges and Schools.

         "Seller" has the meaning ascribed to it in the forepart, of this Agreement.

         "Sellers' Shares" has the meaning ascribed to it in the forepart of this Agreement.

         "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Schedule 2.16(a) of the Disclosure Schedule.

         "Subsidiary" means any Person (other than ACIL or AEMEC) in which any of AEC, AEMEC or ACIL, directly or indirectly through subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

         "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Taxes" means any federal, state, local, or foreign income, gross receipts, license payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, but excluding in each case any of the foregoing matters that arise under the laws of the United Arab Emirates, including Dubai, or any political subdivision thereof.

         "Unaudited Financial Statements" has the meaning ascribed to it in
Section 2.10(b).

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of one or more of the Companies. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


              If to Purchaser, to:

              Edutrek International, Ltd.
              c/o Electra Ventures, Ltd.
              One Buckhead Plaza
              3060 Peachtree Road, N.W.
              Suite 1420
              Atlanta, GA 30305
              Facsimile No.: 404/264-8949
              Attn:    Steve Bostic

              with a copy to:

              Smith, Gambrell & Russell
              Atlanta Financial Center
              Suite 1800
              3343 Peachtree Road, N. E.
              Atlanta, GA 30326-1010
              Facsimile No.: 404/264-2652
              Attn:    Arthur Jay Schwartz, Esq.

              If to a Seller, to:

              American European Corporation
              521 Village Trace
              Building 10
              Marietta, Georgia 30067
              Facsimile No.:
              Attn:    Thomas J. Barnette; Phillip J. Markert
                  with a copy to:

                  Arnall, Golden & Gregory
                  2800 One Atlantic Center
                  1201 West Peachtree Center Atlanta, GA 30309
                  Facsimile No.: 404/873-8501
                  Attn:    S. Jarvin Levison, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         13.2 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         13.3 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 11.2), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Sellers shall pay the costs and expenses of the Companies, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby; provided, however, that the Sellers may cause the Companies to pay some or all of their costs and expenses up to, but not in excess of, the aggregate amount of $150,000; and provided, further, that the expenses incurred by the Companies pursuant to Section 4.15 hereof shall not be counted against such $150,000 limitation.

         13.4 Public Announcements. At all times at or before the Closing, Sellers and Purchaser will not issue or make any reports, statements or releases to the public or generally to the students, student outplacement sources, referral sources, employees, customers, suppliers or other Persons to whom the Companies sell goods or provide services or with whom the Companies otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         13.5 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person listed on Schedule 13.5 who considering investing in Purchaser or who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative), unless (a) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information do not qualify or cease to qualify as a trade secret under applicable law on or after the 3rd anniversary of the later of (i) the date of disclosure or (ii) the earlier of the termination of this Agreement or the Closing, and except to the extent that such documents or information can be shown to have been (x) previously known by the party receiving such documents or information, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (z) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Companies furnished by a Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is considering providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives. The obligations contained in this Section 13.5 shall survive the termination of this Agreement or the Closing, as the case may be. Purchaser agrees that it will cause each Person listed on Schedule 13.5 who is provided with any information which is the subject of this Section 13.5 to execute a confidentiality agreement which contains restrictions substantially similar to those contained herein and which expressly provides that the Sellers and the Companies shall be third party beneficiaries thereof. Purchaser shall promptly provide Barnette with a copy of each such confidentiality agreement.

         13.6     Further Assurances; Post-Closing Cooperation.

                  (a) At any time or from time to time after the Closing, each Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Sellers' Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Companies and their Assets and Properties and Books and Records, and otherwise to cause such Seller to fulfill his obligations under this Agreement and the Operative Agreements to which he is a party.

                  (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Companies in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnitee or
(v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Companies not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by a Seller in accordance with this paragraph shall be held confidential by such Seller in accordance with Section 13.5.

                  (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section, relating to the subject matter in litigation or arbitration, shall be subject to applicable rules relating to discovery.

         13.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         13.8 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         13.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (a) any Person entitled to indemnity under Article X, and (b) the Companies pursuant to and to the extent provided in Section 4.10.

         13.10 No Assignment, Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article X) to (i) an Affiliate of Purchaser, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of one or more of the Companies or substantial part of any one or more of their assets, or (iii) any financial institution providing purchase money or other financing to Purchaser (or its assignee) or any of the Companies from time to time as collateral security for such financing (and, in this connection, Sellers shall execute an acknowledgment in favor of such financial institution acknowledging and agreeing to such assignment), but no such assignment referred to in clause (i) or (ii) shall be effective, unless Steve Bostic owns not less than fifty percent (50%) of the voting rights of all classes of stock of the assignee, and such assignment shall not relieve Purchaser (or its assignee) of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         13.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         13.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any parry hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         13.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         13.14 Dispute Resolution, Consent to Jurisdiction and Venue. Any dispute between the parties either with respect to the application of any provision of this Agreement or with respect to the performance by Sellers or Purchasers of its, or their, respective duties and responsibilities hereunder shall be resolved in the following manner:

                  (a) Upon the written request of a party, each of the parties (Sellers acting jointly as one party) will appoint a designated representative who has not devoted substantial time to the subject in dispute whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

                  (b) The designated representatives shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution.

                  (c) Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

                  (d) During the course of such negotiation, all reasonable requests made by one party to the other for non-privileged information reasonably related to the subject in dispute will be honored in order that each of the parties may be fully advised of the other's position.

                  (e) The specific format for such discussions will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

                  (f) If the designated representatives cannot resolve the dispute within thirty (30) days after the initial request to negotiate such dispute, then either party may refer the dispute to the Judicial Arbitration & Mediation Service, Inc. ("JAMS"), Atlanta, Georgia, for a voluntary settlement conference and the other party will be deemed to have consented to such conference. The parties may alternatively request nonbinding mediation or a binding settlement conference. In the absence of agreement the procedure shall be nonbinding mediation. If JAMS does not maintain an office in Fulton County at such time, then either party may request the American Arbitration Association to be substituted for JAMS.

                  (g) If the procedure set forth in subparagraph (f) above utilized by the parties is a nonbinding procedure, then a party who is not satisfied with the proposed resolution of the dispute may, after the expiration of not less than thirty (30) days from the date of the conclusion of the proceeding, initiate formal proceedings in the Superior Court of Cobb County, Georgia, or the United States District Court for the Northern District of Georgia for a judicial resolution of such dispute.

                  (h) Notwithstanding the foregoing, a party may proceed to initiate formal proceedings in the Superior Court of Cobb County, Georgia, or the United States District Court for the Northern District of Georgia if there are less than thirty (30) days before the statute of limitations governing any cause of action relating to such dispute would expire.

                  (i) Except where clearly prevented by the subject in dispute, the parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.

                  (j) Sellers and Purchaser each represent and warrant to the other that it or they is/are not entitled, to immunity from judicial proceedings and agree that, should any party bring any judicial proceedings to enforce any obligation or liability of the other under this Agreement, no immunity from such proceedings will be claimed by or on behalf of such other party or with respect to their assets or property. The parties agree that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in the Superior Court of Cobb County, Georgia, or the Federal District Court for the Northern District of Georgia, Atlanta, Georgia, they waive any objection which a party may have now or hereafter to the laying of venue of any such suit, action or proceeding, and irrevocably consent and submit to the jurisdiction of such court in any such suit, action or proceeding.

                  (k) If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         13.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered, under seal, by the duly authorized officer of each party hereto as of the date first above written.

                                                          "Purchaser"

Attest: /s/ Doug Chait                                     EDUTREK INTERNATIONAL, LTD.
        --------------------------------
       Name:  Doug Chait
              --------------------------
       Title:  Secretary
               -------------------------                   By: /s/ S. Bostic
                                                               --------------------------------
                                                               Steve Bostic, Chairman


[CORPORATE SEAL]

                   (SIGNATURES CONTINUED ON FOLLOWING PAGE)


                                                          "Sellers"


                                                          By:  /s/ Thomas J. Barnette                          L.S.
                                                             --------------------------------------------------
                                                              THOMAS J. BARNETTE



                                                          By:  /s/ Phillip J. Markert                          L.S.
                                                             --------------------------------------------------
                                                              PHILLIP J. MARKERT


                                LIST OF SCHEDULES

DESCRIPTION                                                                                            SCHEDULE
Purchase Price Calculations                                                                               1.2

Asserts to be distributed to Sellers                                                                      1.5(a)

Net Operating Profit; Distributions of Net Operating Profit                                               1.5(b)

AEC:  lines of business, jurisdictions in which
qualified, officers and directors                                                                         2.2

AEMEC:  lines of business, jurisdictions in which
qualified, members and officers                                                                           2.3

ACIL:  lines of business, jurisdictions in which
qualified, officers and directors                                                                         2.4

Exceptions to title in Shares                                                                             2.5

Subsidiaries                                                                                              2.6

Violations of Agreements                                                                                  2.7

Governmental Consents and Approvals                                                                       2.8

Books and Records; where maintained other than at Headquarters of AEC                                     2.9

Exceptions to GAAP                                                                                        2.10

Changes since May 31, 1996                                                                                2.11

Liabilities not shown on Balance Sheet                                                                    2.12

Tax returns filed since September 30, 1993; Tax Disclosures                                               2.13

Legal Proceedings                                                                                         2.14

Compliance with Laws                                                                                      2.15

Benefit Plans and benefit matters                                                                         2.16



Real Property Leases; defaults; Condition of improvements                                                 2.17

Exceptions to Title to tangible personal property; Investment Assets                                      2.18

Intellectual Property; Exceptions to right to use Intellectual Property                                   2.19

Material Contracts; Violations of Contracts                                                               2.20

Licenses                                                                                                  2.21

Insurance Policies                                                                                        2.22

Affiliate Transactions                                                                                    2.23

Employee Labor Matters                                                                                    2.24

Environmental Laws                                                                                        2.25

Bank Accounts; Bank Account Information                                                                   2.26

Powers of Attorney                                                                                        2.27

Scholarships                                                                                              2.30

No Violations (Purchaser)                                                                                 3.3

Consents and Approvals (Purchaser)                                                                        3.4

Noncompetition Jurisdictions                                                                              4.10

Specified Individuals Entitled to Full Scholarships                                                       5.3

Lenders to release Sellers' guarantees                                                                    5.3(c)

Required Third Party Consents                                                                             6.7

Annual Lease liabilities for non-real estate leases                                                       6.11

Required Third Party Consents                                                                             7.6

Persons to be subject to Confidentiality Agreements (Purchaser Schedule)                                   13.5

The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.



                                       -2-